SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      FIRST TRUST EXCHANGE-TRADED FUND III
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             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                           See Exhibit 1
----------------------------------------  --------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


120 East Liberty Drive, Suite 400, Wheaton, Illinois             60187
----------------------------------------------------    ------------------------
      (Address of Principal Executive Offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


         TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED

Common Shares of Beneficial Interest,           The NASDAQ Stock Market LLC
      $0.01 par value per share,
                  of
    First Trust RiverFront Dynamic
           Asia Pacific ETF

Common Shares of Beneficial Interest,           The NASDAQ Stock Market LLC
      $0.01 par value per share,
                  of
    First Trust RiverFront Dynamic
     Developed International ETF

Common Shares of Beneficial Interest,           The NASDAQ Stock Market LLC
      $0.01 par value per share,
                  of
    First Trust RiverFront Dynamic
              Europe ETF

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[  ]

Securities Act registration statement file number to which this form relates:
333-176976.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                          TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the "Shares"), of First Trust RiverFront Dynamic Asia Pacific ETF, First Trust RiverFront Dynamic Developed International ETF and First Trust RiverFront Dynamic Europe ETF (each, a "Fund" and, collectively, the "Funds"), each a series of First Trust Exchange-Traded Fund III (the "Registrant"). An application for listing of the Shares of each Fund has been filed with and approved by The NASDAQ Stock Market LLC. A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-176976 and 811-22245), filed with the Securities and Exchange Commission on February 1, 2016. Such description is incorporated by reference herein.

ITEM 2.     EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       FIRST TRUST EXCHANGE-TRADED FUND III



                                       By: /s/ W. Scott Jardine
                                           -----------------------------------
                                               W. Scott Jardine, Secretary

April 12, 2016

                                   Exhibit 1

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                                                        I.R.S. EMPLOYER
                    FUND                              IDENTIFICATION NO.
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First Trust RiverFront Dynamic
Asia Pacific ETF                                          35-2546120
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First Trust RiverFront Dynamic Developed
International ETF                                         37-1796161
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First Trust RiverFront Dynamic Europe ETF                 38-3984259
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